Exhibit 10.2

FIRST NORTHERN COMMUNITY BANCORP
2026 EMPLOYEE STOCK PURCHASE PLAN
(Adopted by the Board of Directors as of March 20, 2025)

SECTION 1.      PURPOSE OF THE PLAN.

The Plan was adopted by the Board of Directors on March 20, 2025 and is effective on March 15, 2026 (the “Effective Date”).  The purpose of the Plan is to provide a broad-based employee benefit to attract the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.  The Plan is intended to qualify under Section 423 of the Code.

SECTION 2.      DEFINITIONS.

(a)          “Board” means the Board of Directors of the Company, as constituted from time to time.

(b)          “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(c)          “Committee” means the Compensation Committee of the Board or such other committee, comprised exclusively of one or more directors of the Company, as may be appointed by the Board from time to time to administer the Plan.  To the extent a such a committee is not appointed by the Board to administer the Plan, references to “Committee” in this Plan shall refer to the Board.

(d)          “Company” means First Northern Community Bancorp, a California corporation.

(e)          “Compensation” means, unless provided otherwise by the Committee in the terms and conditions of an Offering, base salary and wages paid in cash to a Participant by a Participating Company, without reduction for any pre-tax contributions made by the Participant under Sections 401(k) or 125 of the Code. “Compensation” shall, unless provided otherwise by the Committee in the terms and conditions of an Offering, include variable compensation (including commissions, bonuses, incentive compensation, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options or any other equity awards, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f)          “Corporate Reorganization” means:

(i)	the consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii)	the sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g)              “Eligible Employee” means any Employee (i) who has been continually employed for at least ninety (90) days prior to the commencement of an Offering Period and (ii) who is an Employee at the commencement of any Offering Period.

(h)              “Employee” means any person who is “employed” for purposes of Section 423(b)(4) of the Code by a Participating Company. However, service solely as a director, or payment of a fee for such services, will not cause a director to be considered an “Employee” for purposes of the Plan.

(i)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j)           “Fair Market Value” means the fair market value of a share of Stock, determined as follows:

(i)
if Stock was traded on any established national securities exchange, including the New York Stock Exchange or The Nasdaq Stock Market, on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in the Stock) on such date as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

(ii)	if the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

For any date that is not a Trading Day, the Fair Market Value of a share of Stock for such date shall be determined by using the closing sale price for the immediately preceding Trading Day.  Determination of the Fair Market Value pursuant to the foregoing provisions shall be conclusive and binding on all persons.

(k)          “Offering” means the grant of options to purchase shares of Stock under the Plan to Eligible Employees.

(l)           “Offering Date” means the first day of an Offering.

(m)         “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(n)          “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(o)          “Participating Company” means (i) the Company, (ii) First Northern Bank of Dixon, and (iii) such present or future Subsidiaries designated by the Committee as a Participating Company.

(p)          “Plan” means this First Northern Community Bancorp 2026 Employee Stock Purchase Plan, as it may be amended from time to time.

(q)          “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(r)          “Purchase Date” means one or more dates during an Offering on which shares of Stock may be purchased pursuant to the terms of the Offering.

(s)          “Purchase Period” means one or more successive periods during an Offering, beginning on the Offering Date or on the day after a Purchase Date, and ending on the next succeeding Purchase Date.

(t)           “Purchase Price” means the price at which Participants may purchase shares of Stock under the Plan, as determined pursuant to Section 8(b).

(u)          “Stock” means the common stock of the Company.

(v)          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w)         “Trading Day” means a day on which the national stock exchange on which the Stock is traded is open for trading.

SECTION 3.      ADMINISTRATION OF THE PLAN.

(a)         Administrative Powers and Responsibilities.  The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable.  Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held.  The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons.  The Company shall pay all expenses incurred in the administration of the Plan.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.  The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.  Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate.  All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant.  No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan.  Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan.  In such event, the Board shall have all of the authority and responsibility granted to the Committee herein. The Committee shall be fully indemnified by the Company with respect to such action, determination or interpretation against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by him or her in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the Committee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Committee may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.

SECTION 4.      ENROLLMENT AND PARTICIPATION.

(a)          Offering Periods.  While the Plan is in effect, the Committee may from time to time grant options to purchase shares of Stock pursuant to the Plan to Eligible Employees during a specified Offering Period.  Each such Offering shall be in such form and shall contain such terms and conditions as the Committee shall determine, subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all Eligible Employees have the same rights and privileges.  The Committee shall specify prior to the commencement of each Offering (i) the period during which the Offering shall be effective, which may not exceed twenty-seven (27) months from the Offering Date and may include one or more successive Purchase Periods within the Offering, (ii) the Purchase Dates and Purchase Price for shares of Stock which may be purchased pursuant to the Offering, and (iii) if applicable, any limits on the number of shares of Stock purchasable by a Participant, or by all Participants in the aggregate, during any Offering Period or, if applicable, Purchase Period, in each case consistent with the limitations of the Plan.  The Committee shall have the discretion to provide for the automatic termination of an Offering following any Purchase Date on which the Fair Market Value of a share of Stock is equal to or less than the Fair Market Value of a share of Stock on the Offering Date, and for the Participants in the terminated Offering to be automatically re-enrolled in a new Offering that commences immediately after such Purchase Date.  The terms and conditions of each Offering need not be identical, and shall be deemed incorporated by reference and made a part of the Plan.

(b)         Enrollment.  Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by completing the enrollment process prescribed and communicated for this purpose from time to time by the Company to Eligible Employees.

(c)         Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a).  A Participant who withdrew from the Plan under Section 6(a). may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.  A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.  Except as otherwise provided in the terms and conditions of an Offering, when a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5.      EMPLOYEE CONTRIBUTIONS.

(a)          Frequency of Payroll Deductions.  A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions; provided, however, that to the extent provided in the terms and conditions of an Offering, a Participant may also make contributions through payment by cash or check prior to one or more Purchase Dates during the Offering.  Payroll deductions, subject to the provisions of Subsection (b) below or as otherwise provided under the terms and conditions of an Offering, shall occur on each payday during participation in the Plan.

(b)          Amount of Payroll Deductions.  An Eligible Employee shall designate during the enrollment process the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock.  Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) nor more than ten percent (10%) (or such lower rate of Compensation specified as the limit in the terms and conditions of the applicable Offering).

(c)        Changing Withholding Rate.  Unless otherwise provided under the terms and conditions of an Offering, (i) a Participant may not increase the rate of payroll withholding during the Offering Period, and (ii) a Participant may discontinue or decrease the rate of payroll withholding during the Offering Period to a whole percentage of his or her Compensation (including a reduction to zero percent (0%)) in accordance with such procedures and subject to such limitations as the Company may establish for all Participants.  A Participant may also increase or decrease the rate of payroll withholding effective for a new Offering Period by submitting an authorization to change the payroll deduction rate pursuant to the process prescribed by the Company from time to time.  The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation consistent with Subsection (b) above.

(d)         Discontinuing Payroll Deductions.  If a Participant wishes to discontinue employee contributions entirely, he or she may do so by withdrawing from the Plan pursuant to Section 6(a).  In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).

SECTION 6.      WITHDRAWAL FROM THE PLAN.

(a)          Withdrawal.  A Participant may elect to withdraw from the Plan by giving notice pursuant to the process prescribed and communicated by the Company from time to time.  Such withdrawal may be elected at any time before the last day of an Offering Period, except as otherwise provided in the Offering.  In addition, if payment by cash or check is permitted under the terms and conditions of an Offering, Participants may be deemed to withdraw from the Plan by declining or failing to remit timely payment to the Company for the shares of Stock.  As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest.  No partial withdrawals shall be permitted.

(b)       Re-enrollment After Withdrawal.  A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b).  Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7.       CHANGE IN EMPLOYMENT STATUS.

(a)         Termination of Employment.  Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).  A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)         Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing.  Employment, however, shall be deemed to terminate three (3) months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work.  Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)         Death.  In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's Plan Account under the Plan in the event of such Participant's death subsequent to the purchase of shares but prior to delivery to him of such shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death prior to the last day of an Offering Period. Such designation of beneficiary may be changed by the Participant at any time by written notice.

SECTION 8.      PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)          Plan Accounts.  The Company shall maintain a Plan Account on its books in the name of each Participant.  Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account.  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes.  No interest shall be credited to Plan Accounts.

(b)         Purchase Price.  The Purchase Price for each share of Stock purchased during an Offering Period shall be the lesser of:

(i)	eighty-five percent (85%) of the Fair Market Value of such share on the Purchase Date; or

(ii)	eighty-five percent (85%) of the Fair Market Value of such share on the Offering Date.

The Committee may specify for an alternate Purchase Price amount or formula in the terms and conditions of an Offering, but in no event may such amount or formula result in a Purchase Price less than that calculated pursuant to the immediately preceding formula.

(c)          Number of Shares Purchased.  As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a).  The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account (rounded down to the nearest whole share, unless otherwise set forth in the terms and conditions of an Offering).  Unless provided otherwise by the Committee prior to commencement of an Offering or provided in the terms and conditions of an Offering, the maximum number of shares of Stock which may be purchased by an individual Participant during such Offering is five thousand (5,000) shares. The foregoing notwithstanding, no Participant shall purchase more than such number of shares of Stock as may be determined by the Committee with respect to the Offering Period, or Purchase Period, if applicable, nor more than the amounts of Stock set forth in Section 9(b) and Section 14(a).  For each Offering Period and, if applicable, Purchase Period, the Committee shall have the authority to establish additional limits on the number of shares of Stock purchasable by all Participants in the aggregate.

(d)         Available Shares Insufficient.  In the event that the aggregate number of shares of Stock that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares of Stock remaining available for issuance under Section 14(a), or which may be purchased pursuant to any additional aggregate limits imposed by the Committee, then the number of shares of Stock to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares of Stock that such Participant has elected to purchase and the denominator of which is the number of shares of Stock that all Participants have elected to purchase.

(e)          Issuance of Stock.  Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the applicable Purchase Date, except that the Company may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Company.  Shares of Stock may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f)          Unused Cash Balances.  Unless otherwise set forth in the terms and conditions of an Offering, an amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or refunded to the Participant in cash at the end of the Offering Period, without interest, if his or her participation is not continued.  Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) or any other limitation shall be refunded to the Participant in cash, without interest.

(g)             Stockholder Approval.  The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9.       LIMITATIONS ON STOCK OWNERSHIP.

(a)          Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company.  For purposes of this Subsection (a), the following rules shall apply:

(i)	ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii)	each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)
each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under the Plan under the individual limit specified pursuant to Section 8(c) with respect to each Offering Period.

(b)         Dollar Limit.  Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such Stock per calendar year (under the Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of Section 423(b)(8) of the Code and applicable Treasury Regulations promulgated thereunder.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased.  Employee stock purchase plans not described in Section 423 of the Code shall be disregarded.  If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the

Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10.     RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.     NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause. Participation in the Plan is voluntary.

SECTION 12.     NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13.     SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14.     STOCK OFFERED UNDER THE PLAN.

(a)          Authorized Shares.   The maximum aggregate number of shares of Stock available for purchase under the Plan sum of (x) the number of shares subject to an offering under the First Northern Community Bancorp 2016 Employee Stock Purchase Plan (the “Predecessor Plan”) as of the Effective Date, to the extent that the offering expires or terminates or the Participant withdraws from the offering without the purchase of such shares, plus (y) any reserved shares not purchased or subject to an offering under the Predecessor Plan on the Effective Date; plus (z) 260,264 shares of Stock; provided, however, that such sum shall not exceed three hundred thousand (300,000) shares of Stock.  The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14(b).

(b)          Antidilution Adjustments.  The aggregate number of shares of Stock offered under the Plan, the individual and aggregate Participant share limitations described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued shares of Stock (or issuance of shares other than common stock) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property).

(c)          Reorganizations.  Any other provision of the Plan notwithstanding, in the event of a Corporate Reorganization in which the Plan is not assumed by the surviving corporation or its parent corporation pursuant to the applicable plan of merger or consolidation, the Offering Period then in progress shall terminate immediately prior to the effective time of such Corporate Reorganization and either shares shall be purchased pursuant to Section 8 or, if so determined by the Board or Committee, all amounts in all Participant Accounts shall be refunded pursuant to Section 15 without any purchase of shares.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15.     AMENDMENT OR DISCONTINUANCE.

The Board or Committee shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board or Committee may in its discretion determine that the applicable Offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant.  Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company.  In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. The Plan shall continue until the earlier to occur of (a) termination of the Plan pursuant to this Section 15 or (b) issuance of all of the shares of Stock reserved for issuance under the Plan. In addition to the above, without any further action by the Board or the Committee, the Plan shall terminate automatically ten (10) years after the later of (a) its adoption by the Board, or (b) the most recent increase in the number of Shares reserved under Section 14(a) (other than pursuant to Section 14(b)) that was approved by shareholders on or within twelve (12) months after the Board’s approval of such increase.

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